UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2019

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Seventh Amendment to Loan and Security Agreement and Secured Convertible Special Loan Promissory Note.

On December 30, 2019, Creative Realities, Inc. (the “Company”) entered into a Seventh Amendment to Loan and Security Agreement (the “Seventh Amendment”) with its subsidiaries and Slipstream Communications, LLC (“Lender”). Pursuant to the Seventh Amendment, Lender made a $2,000,000.00 loan to the Company (the “Special Loan”) under the terms of the Company’s existing Loan and Security Agreement with Lender (as amended by the Seventh Amendment, the “Loan Agreement”). The Company used $1,100,000.00 of the Special Loan proceeds to extinguish an approximately $2,700,000.00 accrued expense owed by the Company and its subsidiary, ConeXus World Global, LLC, to a vendor.

The Special Loan is evidenced by a Secured Convertible Special Loan Promissory Note (the “Note”). The Note bears simple interest at 8% per annum, of which 6% is payable in cash (the “Interest and 2% is payable in kind as additional principal under the Note (“Additional Principal”), which is payable monthly commencing February 1, 2020. The entire unpaid principal balance of the Note (including the Additional Principal) together with all accrued but unpaid interest is due on June 30, 2021 (the “Maturity Date”). The Company may prepay the Note, in whole or in part, at any time and from time to time, without penalty or premium. The principal (including the Additional Principal) and accrued but unpaid interest will be converted into a new class of senior preferred stock of the Company upon any event of default or in the event that the Company does not refinance the Note prior to October 1, 2020, with such class of senior preferred stock of the Company to be created in advance of such conversion, having those rights and preferences set forth in the Loan Agreement and as otherwise agreed to by the Company and Lender.

The Seventh Amendment and the Note are filed as Exhibits 10.1 and 10.2 to this report, respectively, and the foregoing descriptions are qualified in their entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Seventh Amendment to Loan and Security Agreement dated December 30, 2019 by and among the Company, its subsidiaries and Slipstream Communications, LLC.

10.2	Secured Convertible Special Loan Promissory Note dated December 30, 2019 issued by the Company to Slipstream Communications, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: January 3, 2020	By:	/s/ Will Logan
Will Logan Chief Financial Officer

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